                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: April 30, 2003


                      NATIONAL MANAGEMENT CONSULTING, INC.
             (Exact name of registrant as specified in its charter)


              Delaware              000-28459               22-3360133
  (State of Incorporation)     (Commission File Number)     (IRS Employer
                                                          Identification #)

                         Steven A.  Horowitz, President
                      National Management Consulting, Inc.
             545 Madison Avenue, 6th Floor, New York, New York 10022
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (516) 683-1500
                    ----------------------------------------
              (Registrant's telephone number, including area code)

ITEM  5.          Other  Events
                  -------------

     In a filing on Form 8-K dated March 5, 2003 with the Securities and Exchange Commission, the Registrant announced that it had entered into a letter of intent with Transportation Logistics Int'l Inc. (OTCBB: TRPL) ("Transportation Logistics"), pursuant to which the Registrant agreed to acquire the assets and assume certain liabilities of Xcalibur Xpress, Inc., ("Xcalibur") a wholly-owned subsidiary of Transportation Logistics, (the "Xcalibur LOI"), subject to certain conditions, including, but not limited to, the execution of a definitive acquisition agreement between the parties. In connection with the Xcalibur LOI, the Registrant made certain bridge loans to Xcalibur and its affiliates aggregating $100,000 on a secured basis, as evidenced by a grid promissory note due with interest at 8% per annum on June 25, 2003. Payment is guaranteed by Transportation Logistics (the "Xcalibur Loan").

     On April 15, 2003, the Xcalibur LOI expired without the Registrant and Transportation Logistics entering into a definitive acquisition agreement and the Registrant will not be acquiring any of the assets or assume any liabilities of Xcalibur or otherwise engage in any type of acquisition with Transportation Logistics or Xcalibur. To date, Xcalibur has not repaid the Xcalibur Loan to the Registrant which is due on or before June 25, 2003.

     Pursuant to a Stock Purchase Agreement dated as of April 30, 2003 (the "Stock Purchase Agreement") between the Registrant and Humana Trans Services Holding Corp., a newly formed Delaware corporation ("Purchaser") whose principal officer and stockholder is James W. Zimbler ("JWZ"), a former officer and director of the Registrant who resigned effective March 31, 2003, the Registrant sold all the capital stock of Humana Trans Services Group, Ltd., a New York corporation (the "Company") and wholly-owned subsidiary of the Registrant, to the Purchaser. The Purchaser paid a purchase price of $255,000 of which $25,000 was paid to Registrant at the closing and the balance of $230,000 shall be paid pursuant to a schedule of payments over a two year period as more fully set forth in the terms of that certain secured promissory note issued by Purchaser and JWZ (the "Purchaser's Note"). As security for the repayment of the Purchaser's Note, JWZ pledged certain stock owned by him including 500,000 shares of common stock of the Registrant and the Purchaser pledged 1,000 shares of common stock of the Company which constitutes all of its outstanding capital stock, with all of such pledged securities to be held by an escrow agent pursuant to the terms of that certain Pledge Agreement dated as of April 30, 2003 and that certain Escrow Agreement dated as of April 30, 2003.

     In conjunction with the sale by the Registrant of the capital stock of the Company to the Purchaser, JWZ and the Company entered into a Settlement Agreement dated as of April 30, 2003 (the "Settlement Agreement"), pursuant to which the Company terminated that certain employment agreement between the Company and JWZ dated as of March 1, 2003 (the "JWZ Employment Agreement"), JWZ agreed to return to the Registrant 1,750,000 shares of common stock of the Registrant owned by JWZ (the "Returned Shares"), and waive any right to proceeds of shares of Registrant's common stock held by a third party.

     In connection with the termination of the JWZ Employment Agreement, JWZ and the Registrant entered into a Consulting Agreement dated as of April 30, 2003 (terminable upon 30 days prior notice) pursuant to which JWZ agreed to provide introductions on a non-exclusive basis to Registrant with regard to a variety of potential corporate transactions with compensation to be set forth in such Consulting Agreement and solely to be paid in the event that a corporate transaction introduced by JWZ to Registrant is consummated.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

            (a)     Financial  Statements

                    None

            (b) Pro Forma financial information will be filed by amendment

            (c)     Exhibits

10.1 Secured Promissory Note given by Humana Trans Services Holding Corp. and James W. Zimbler to National Management Consulting, Inc. dated April 30, 2003.

10.2 Stock Purchase Agreement between Humana Trans Services Holding Corp. and National Management Consulting, Inc. dated as of April 30, 2003.

10.3 Settlement Agreement among Humana Trans Services Group, Ltd., National Management Consulting, Inc. and James W. Zimbler dated as of April 30, 2003.

10.4 Pledge Agreement among Humana Trans Services Holding Corp., James W. Zimbler and National Management Consulting, Inc. dated as of April 30, 2003.

10.5 Escrow Agreement among Humana Trans Services Holding Corp., James W. Zimbler, National Management Consulting, Inc. and Sommer & Schneider LLP dated as of April 30, 2003.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




      By:  /s/  Steven  A.  Horowitz
     ---------------------------------
     Steven  A.  Horowitz
     President

Date:  May  13,  2003